UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2019

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona  85281

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging growth company   ☐

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	New York Stock Exchange, Inc.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 15, 2019.  All proposals were approved.  The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Election of Directors

Name	For	Withheld
David W. Scheible	34,863,020	779,868
Jeffrey W. Benck	35,229,124	413,764
Bruce A. Carlson	34,967,764	675,124
Douglas G. Duncan	34,443,457	1,199,431
Robert K. Gifford	34,687,697	955,191
Kenneth T. Lamneck	34,968,024	674,864
Jeffrey S. McCreary	34,965,945	676,943
Merilee Raines	35,049,069	593,819

In addition, there were 1,956,974 broker non-votes on the Election of Directors.  Based on the results, Messrs. Scheible, Benck, Carlson, Duncan, Gifford, Lamneck, McCreary and Ms. Raines have been elected as Directors and will hold office until the Company’s 2020 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Say on Pay
For	Against	Abstain	Non-Vote
34,343,259	1,248,462	51,167	1,956,974

Ratification of Auditors
For	Against	Abstain	Non-Vote
37,038,888	504,185	56,789	-

2019 Omnibus Incentive Compensation Plan
For	Against	Abstain	Non-Vote
34,463,181	1,129,918	49,789	1,956,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 16, 2019	By: /s/ Stephen J. Beaver
Stephen J. Beaver, Esq.
Vice President General Counsel